                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              OLD BALDY CORPORATION

      The undersigned, L. Patton Kline and Nancy Petry, certify that they are the President and Secretary, respectively, of OLD BALDY CORPORATION, a corporation organized and existing under the laws of the State of Wyoming (the "Corporation"), and do hereby further certify as follows:

      1. The name of this Corporation is OLD BALDY CORPORATION.

      2. The name under which the Corporation was originally incorporated was Old Baldy Corporation and the original Articles of Incorporation of the Corporation were filed with the Secretary of State of Wyoming on October 22, 1976.

      3. On August 22, 2000 the Corporation had issued and there were outstanding 31,250 shares of the Corporation's common stock entitled to vote on the adoption of these Amended and Restated Articles of Incorporation. These Amended and Restated Articles of Incorporation were duly adopted on August 22, 2000 in accordance with the provisions of Sections 17-16-1001 through 17-16-1109 of the Wyoming Business Corporation Act (the "Act") by the holders of 23,125 shares of the Corporation's issued and outstanding common stock, representing a majority of the outstanding shares of common stock of the Corporation entitled to vote thereon.

      4. The text of the Articles of Incorporation of the Corporation are amended and restated to read in their entirety as follows:

                                   ARTICLE I.

                                      Name

      The name of the Corporation is:

                              OLD BALDY CORPORATION

                                   ARTICLE II.

                           Registered Office and Agent

      The address of the Corporation's registered office in the State of Wyoming is 515 Ivinson, Laramie, Albany County, Wyoming 82070. The registered agent is Kermit C. Brown.

                                  ARTICLE III.

                                    Purposes

      The nature of the business and the purpose of the Corporation shall be to engage in any lawful act or activity and to pursue any lawful purpose for which a corporation may be formed


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under the Act. The Corporation is authorized to exercise and enjoy all powers, rights and privileges which corporations organized under the Act may have as in force from time to time, including, without limitation, all powers, rights and privileges necessary or convenient to carry out the purposes of the Corporation.

                                  ARTICLE IV.

                                  Common Stock

      4.1 Authorized Common Stock. The maximum number of shares of common stock which the Corporation shall have authority to issue is One Hundred Thousand (100,000) shares of common stock, of which Fifty Thousand (50,000) shares shall be common stock, without par value per share ("Common Stock") and Fifty Thousand (50,000) shares shall be Class A common stock, par value $.10 per share ("Class A Common Stock"). The Common Stock and the Class A Common Stock are sometimes collectively referred to herein as the "Capital Stock" of the Corporation.

      4.2 Provisions Applicable to All Classes of Capital Stock. Except as otherwise required by the Act or as otherwise provided in this ARTICLE IV, the rights and preferences of the Common Stock and the Class A Common Stock shall be identical.

            4.2.1 Voting Rights. Except as otherwise required by the Act or other applicable law, the holders of Common Stock and Class A Common Stock shall vote together as a single class with respect to all matters submitted to a vote of stockholders. The holders of Common Stock and Class A Common Stock shall be entitled to one (1) vote per share in person or by written proxy at all annual or special meetings of the Corporation and on matters in which the holders of Capital Stock are entitled to vote. The holders of Common Stock and Class A Common Stock shall each be entitled to vote separately as a class with respect to (i) amendments to these Amended and Restated Articles of Incorporation that alter or change the powers, preferences or special rights of their respective classes of stock so as to affect them adversely and (ii) such other matters as require class votes under the Act or other applicable laws. Holders of Common Stock and Class A Common Stock will not have a right to cumulate their votes for directors of the Corporation.

            4.2.2 Stock Splits. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization or otherwise) or combine the outstanding shares of one class of Capital Stock unless the outstanding shares of all classes of Capital Stock shall be proportionately subdivided or combined.

            4.2.3 Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of Capital Stock shall be entitled to share ratably, in accordance with the number of shares of Capital Stock held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Stock and Class A Common Stock. For purposes of this paragraph, neither the consolidation or merger of the Corporation with or into any other entity or entities pursuant to which the holders of Capital Stock of the Corporation receive common stock and/or other securities (including debt securities) of the acquiring entity (or of the direct or indirect parent entity of the acquiring entity), nor the sale, lease or transfer by the Corporation of all or any part


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of its assets, nor the reduction of the common stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation as those terms are used in this paragraph.

            4.2.4 Dividends. If and when dividends on the Common Stock or Class A Common Stock are declared payable from time to time by the Board of Directors as provided in this Section 4.2.4, whether payable in cash, in property or in shares of Common Stock or Class A Common Stock of the Corporation to the holders of Common Stock or Class A Common Stock, such dividends shall be payable at the same rate and at the same time on all classes of Common Stock. Dividends payable in respect of Common Stock shall be payable only in additional shares of Common Stock to holders of Common Stock, and dividends payable to holders of Class A Common Stock shall be payable only in additional shares of Class A Common Stock. If the Corporation shall in any manner subdivide or combine the outstanding shares of any class of Capital Stock, the outstanding shares of the other such class of Capital Stock shall be proportionally subdivided or combined in the same manner and on the same basis as the outstanding shares of Capital Stock that have been subdivided or combined. The Corporation shall not declare a dividend on one class of Common Stock unless it shall declare an essentially equivalent and identical dividend (other than in respect of voting rights as provided above in the case of in-kind dividends) on all other classes of outstanding Capital Stock.

      4.3 Transfer of Common Stock. The transfer of shares of Common Stock is restricted. The restriction on transfer is that none of the shares of this Corporation's Common Stock may be transferred or assigned by the owner thereof.

      4.4 Repurchase of Common Stock.

            4.4.1 Obligation. At any time following the death of a Beneficial Owner of shares of Common Stock of the Corporation (a "Common Stockholder"), the personal representative of the estate of the Common Stockholder may give written notice (a "Notice of Sale") to the Corporation, by certified mail, return receipt requested, which notice shall set forth the name of the deceased Common Stockholder, the number of shares of Common Stock Beneficially Owned by the deceased Common Stockholder, a statement that the Common Stockholder is deceased and that the personal representative desires to sell to the Corporation all shares of Common Stock Beneficially Owned by the estate of the deceased Common Stockholder at a price of $150.00 per share (subject to adjustment as provided in Subsection 4.4.3 below) (the "Repurchase Price"). The Notice of Sale shall be accompanied by official evidence of the death of the Common Stockholder, physical delivery of the certificate or certificates evidencing the shares of Common Stock which are the subject of the Notice of Sale (the "Offered Shares"), duly endorsed or accompanied by an assignment in favor of the Corporation, with signatures guaranteed, and such other documents as the Corporation may reasonably request.

            4.4.2 Payment of Repurchase Price. Upon receipt of a duly completed Notice of Sale, the Corporation shall cancel the shares of Common Stock included in the Notice of Sale and such shares shall no longer be deemed to be outstanding. In addition, upon receipt of a duly completed Notice of Sale, the Corporation shall become obligated to pay the Repurchase Price applicable to the Offered Shares. The Repurchase Price to be paid by the Corporation for the Offered Shares shall be due and payable at such time as the Board of Directors, in its sole and


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

absolute discretion, shall determine that the Corporation has available to it sufficient legally available funds which, after giving due consideration to the existing and anticipated financial needs and objectives of the Corporation, the Corporation may use to pay the Repurchase Price for the Offered Shares. The unpaid balance of the Repurchase Price shall not bear interest, and shall be payable in one or more installments of principal at such time or times and in such amounts as the Board of Directors, in its sole and absolute discretion, shall determine.

            4.4.3 Adjustment to Repurchase Price. In case the Corporation shall
(i) pay a dividend or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, (iv) issue by reclassification of its shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing entity) any shares of Common Stock, or (v) convey or transfer to another person or entity the property of the Corporation as an entirety or substantially as an entirety, the Repurchase Price in effect at the time of the record date of such dividend or distribution or of the effective date of such subdivision, combination, reclassification or transfer, shall be adjusted so that the holder of any shares of Common Stock surrendered for repurchase pursuant to this Section 4.4 after such time shall be entitled to receive the Repurchase Price which he would have been entitled to receive had such shares of Common Stock been owned by the Common Stockholder immediately prior to such time.

            4.4.4 Priority of Payment. In the event shares of Common Stock are offered for sale to the Corporation by the personal representative or representatives of more than one deceased Common Stockholder pursuant to this
Section 4.4, the Repurchase Price to be paid by the Corporation, as among the representative or representatives of the multiple deceased Common Stockholders, shall be paid in full to each such representative in the order in which the respective Notices of Sale were received by the Corporation.

            4.4.5 General Creditor Status. In the event of the dissolution, liquidation or winding up of the Corporation, the unpaid principal balances of the Repurchase Prices provided for in this Section 4.4 shall be deemed general, unsecured obligations of the Corporation.

            4.4.6 Beneficial Owner. For the purposes of this Section 4.4, the term "Beneficial Ownership" in respect of shares of Common Stock shall mean the possession of the power and authority, either singly or jointly with another, to vote or dispose of, or to direct the voting or disposition of, such shares and the term "Beneficial Owner" in respect of shares of Common Stock shall mean the person or person who possess such power and authority.

      4.5 Transfer of Class A Common Stock.

            4.5.1 Permitted Transferees. A Beneficial Owner (as hereinafter defined) of shares of Class A Common Stock (herein referred to in this Section as a "Class A Stockholder") may transfer, directly or indirectly, shares of Class A Common Stock, whether by sale, assignment, gift or otherwise, only to a Class A Permitted Transferee (as hereinafter defined) and no Class A Stockholder may otherwise transfer record or Beneficial Ownership (as hereinafter defined) of any shares of Class A Common Stock. In the event of any attempted transfer of the record or Beneficial Ownership of any shares of Class A Common Stock in violation of the


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limitation provided in the preceding sentence, the shares of Class A Common
Stock with respect to which such transfer of such record or Beneficial Ownership has been attempted shall be void.

            "Class A Permitted Transferee" shall mean:

                  (a) the estate of the Class A Stockholder or any legatee, heir or distributee thereof; provided, however, that the estate of such Class A Stockholder may transfer shares of Class A Common Stock only to a Class A Permitted Transferee pursuant to paragraphs 4.5.1(b), 4.5.1(c) or 4.5.1(d) below;

                  (b) the spouse of the Class A Stockholder;

                  (c) any lineal descendant (including any adopted child) of the
            Class A Stockholder or of the Class A Stockholder's spouse; and

                  (d) any guardian or custodian (including a custodian for
            purposes of the Uniform Gift to Minors Act or Uniform Transfers to Minors Act) for, or any executor, administrator, conservator and/or other legal representative of, the Class A Stockholder and/or any Class A Permitted Transferee or Class A Permitted Transferees thereof;

            4.5.2 Pledges, Etc. Notwithstanding anything to the contrary set forth herein, any holder of Class A Common Stock shall not pledge such shares to a bank or other financial institution as pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee; the foregoing provisions of this paragraph shall not be deemed to restrict or prevent any transfer of such shares depending on whether the transferee is a Class A Permitted Transferee or by operation of law upon incompetence or death of any Class A Stockholder.

            4.5.3 Effect of Prohibited Transfer. Any transferee of shares of Class A Common Stock pursuant to a transfer made in violation of this Section shall have no rights as stockholder of the Corporation and no other rights against or with respect to the Corporation.

            4.5.4 Proof of Permitted Transfer. The Corporation may, as a condition to the transfer or the registration of any transfer of shares of Class A Common Stock permitted by this Section 4.5, require the furnishing of such affidavits or other proof as they deem necessary to establish that such transferee is a Class A Permitted Transferee.

            4.5.5 Beneficial Ownership. For purposes of this Section 4.4 the term "Beneficial Ownership" in respect of shares of Class A Common Stock shall mean possession of the power and authority, either singly or jointly with another, to vote or dispose of, or to direct the voting or disposition of, such shares and the term "Beneficial Owner" in respect of shares of Class A Common Stock shall mean the person or persons who possess such power and authority.

      4.6 Repurchase of Class A Common Stock.

            4.6.1 Obligation. If at any time a Beneficial Owner of shares of Class A Common Stock of the Corporation (a "Class A Owner") shall cease to be the record and


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

Beneficial Owner of a membership issued by Old Baldy Club, a Wyoming non-profit corporation, whether by reason of death, incompetency, resignation, expulsion or otherwise, the Class A Owner, the Class A Owner's guardian, or the personal representative of the estate of the Class A Owner, as the case may be, may give written notice (a "Notice of Sale") to the Corporation, which notice shall set forth the name of the Class A Owner, the number of shares of Class A Common Stock Beneficially Owned by the Class A Owner, a statement that the Class A Owner is no longer the record and Beneficial Owner of a membership issued by NewClub (a "Member") and that the Class A Owner, guardian, or personal representative, as the case may be, has elected to sell to the Corporation all shares of Class A Common Stock Beneficially Owned by the Class A Owner at a price per share equal to fifty percent (50%) times the amount paid to the Corporation at the time of and in consideration of the issuance of each such share (subject to adjustment as provided in Subsection 4.6.3 below) (the "Purchase Price"). The Notice of Sale shall be accompanied by physical delivery of the certificate or certificates evidencing the shares of Class A Common Stock which are the subject of the Notice of Sale (the "Offered Shares"), duly endorsed or accompanied by an assignment in favor of the Corporation, with signatures guaranteed, and such other documents as the Corporation may reasonably request.

            4.6.2 Payment of Purchase Price. Upon receipt of a duly completed Notice of Sale, the Corporation shall cancel the shares of Class A Common Stock included in the Notice of Sale and such shares shall no longer be deemed to be outstanding. In addition, upon receipt of a duly completed Notice of Sale, the Corporation shall become obligated to pay the Purchase Price applicable to the Offered Shares. The Purchase Price to be paid by the Corporation for the Offered Shares shall be due and payable at such time as the Board of Directors, in its sole and absolute discretion, shall determine that the Corporation has available to it sufficient legally available funds which, after giving due consideration to the existing and anticipated financial needs and objectives of the Corporation, the Corporation may use to pay the Purchase Price of the Offered Shares. The unpaid balance of the Purchase Price shall not bear interest, and shall be payable in one or more installments of principal at such time or times and in such amounts as the Board of Directors, in its sole and absolute discretion, shall determine.

            4.6.3 Adjustment to Purchase Price. In case the Corporation shall
(i) pay a dividend or make a distribution in shares of Class A Common Stock,
(ii) subdivide its outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock, (iii) combine its outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock,
(iv) issue by reclassification of its shares of Class A Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing entity) any shares of Class A Common Stock, or
(v) convey or transfer to another person or entity the property of the Corporation as an entirety or substantially as an entirety, the Purchase Price in effect at the time of the record date of such dividend or distribution or of the effective date of such subdivision, combination, reclassification or transfer, shall be adjusted so that the holder of any shares of Class A Common Stock surrendered for repurchase pursuant to this Section 4.5 after such time shall be entitled to receive the Purchase Price which he or she would have been entitled to receive had such shares of Class A Common Stock been owned immediately prior to such time.

            4.6.4 Priority of Payment. In the event shares of Class A Common Stock are offered for sale to the Corporation by more than one Class A Owner pursuant to this Section 4.6,

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the Purchase Prices to be paid by the Corporation, as among the multiple Class A
Owners, shall be paid in full to each Class A Owner in the order in which the respective Notices of Sale were received by the Corporation.

            4.6.5 General Creditor Status. In the event of the dissolution, liquidation or winding up of the Corporation, the unpaid principal balances of the Purchase Prices provided for in this Section 4.6 shall be deemed general, unsecured obligations of the Corporation.

                                   ARTICLE V.

                                    Existence

      The Corporation is to have a perpetual existence.

                                   ARTICLE VI.

                               General Provisions

      6.1 Registration of Transfer of Common Stock. The Corporation shall maintain, or cause to be maintained, a register for the registration of Capital Stock. Upon the surrender of any certificate representing Capital Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate or certificates. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Capital Stock represented by such new certificate from the date to which dividends have been fully paid on such Capital Stock represented by the surrendered certificate. The issuance of new certificates shall be made without charge to the original holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

      6.2 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of any class or series of Capital Stock, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class or series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Common Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

      6.3 Issuance of Capital Stock. The shares of all classes and series of Capital Stock of the Corporation may be issued by the Corporation from time to time for such consideration as

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from time to time may be fixed by the Board of Directors of the Corporation, provided that shares having a par value shall not be issued for a consideration less than such par value, as determined by the Board. At any time, or from time to time, the Corporation may grant rights or options to purchase from the Corporation any shares of its Capital Stock of any class or series to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Directors of the Corporation may determine. The Board of Directors of the Corporation shall have authority, as provided by law, to determine that only a part of the consideration which shall be received by the Corporation for the shares of its Capital Stock having a par value be capital provided that the amount of the part of such consideration so determined to be capital shall at least be equal to the aggregate par value of such shares. The excess, if any, at any time of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. All classes and series of Capital Stock of the Corporation shall be and remain at all times nonassessable.

      The Board of Directors of the Corporation is hereby expressly authorized, in its discretion, in connection with the issuance of any obligations or Capital Stock of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase Capital Stock of the Corporation of any class or series upon such terms and during such period as the Board of Directors of the Corporation shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable.

      6.4 Inspection of Books and Records. The Board of Directors of the Corporation shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law, unless and until authorized so to do by resolution of the Board of Directors or the stockholders of the Corporation.

      6.5 Location of Meetings, Books and Records. Except as otherwise provided in the Bylaws, the stockholders of the Corporation and the Board of Directors of the Corporation may hold their meetings and have an office or offices outside of the State of Wyoming, and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors.

                                  ARTICLE VII.

                                   Amendments

      The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation in the manner now or hereinafter prescribed herein and by the laws of the State of Wyoming, and all rights conferred upon stockholders herein are granted subject to this reservation.

      Notwithstanding anything contained in these Amended and Restated Articles of Incorporation to the contrary, (i) are(is) the affirmative vote of the holders of at least a majority of the issued and outstanding Common Stock and Class A Common Stock having voting power,

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voting together as a single class, shall be required to amend, repeal or adopt any provision of these Amended and Restated Articles of Incorporation and (ii) the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock and the affirmative vote of the holders of at least a majority of the outstanding shares of Class A Common Stock, each voting separately as a class, shall be required to amend Subsections 4.2.1, 4.2.2,
4.2.3 and 4.2.4, and Sections 4.3, 4.4, 4.5 and 4.6 of these Amended and Restated Articles of Incorporation.

                                  ARTICLE VIII.

                             Limitation of Liability

      8.1 Limitation of Liability. To the fullest extent permitted by the Act as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted as of the date these Amended and Restated Articles of Incorporation are filed with the State of Wyoming), and except as otherwise provided by the Act or in the Corporation's Bylaws, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      8.2 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action, suit or proceeding by or in the right of the Corporation (hereinafter, a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation (including any subsidiary of the Corporation) or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an "indemnitee"), where the basis of such proceeding is an alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide for broader indemnification rights than permitted as of the date these Amended and Restated Articles of Incorporation are filed with the State of Wyoming), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection with the action, suit or proceeding, therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in Section 8.3 of this ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 8.2 of this ARTICLE VIII shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter, an "advance of expenses"); provided, however, that if and to the extent that the Board of Directors of the Corporation requires, an advance of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

      8.3 Procedure for Indemnification. Any indemnification of a director or officer of the Corporation or advance of expenses under Section 8.2 of this
ARTICLE VIII shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days) upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this ARTICLE VIII is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days), the right to indemnification or advances as granted by this ARTICLE VIII shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 8.2 of this ARTICLE VIII, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 8.2 of this ARTICLE VIII shall be the same procedure set forth in this Section for directors or officers, unless otherwise set forth in the action of the Board of Directors of the Corporation providing for indemnification for such employee or agent.

      8.4 Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or


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

agent of another Corporation (including any subsidiary of the Corporation), partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Act.

      8.5 Reliance. Persons who after the date of the adoption of this provision are directors or officers of the Corporation or who, while a director, officer, employee or agent of the Corporation, or who serves as a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE VIII in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VIII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

      8.6 Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under these Amended and Restated Articles of Incorporation or under any statute, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      8.7 Merger or Consolidation. For purposes of this ARTICLE VIII, references to "the Corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed into the Corporation in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                  ARTICLE IX.

                               Board of Directors

      9.1 Management by Board of Directors. The business and affairs of the Corporation shall be under the direction of the Board of Directors.

      9.2 Numbers of Directors. The number of directors which shall constitute the whole board shall be not less than three nor more than ten shall be determined by resolution adopted by a vote of a majority of the entire board, or at an annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the total combined voting power of the Capital Stock entitled to vote generally in the election of directors voting together as a single class. No reduction in number of directors shall have the effect of removing any director prior to the expiration of his term. The number of directors of the Corporation may, from time to time, be increased or decreased in such manner as may be provided in the Bylaws of the Corporation.


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

      9.3 Election of Directors. Election of directors need not be by written ballot unless otherwise provided in the Bylaws.

      9.4 Express Authorization. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  (a) To adopt, amend or repeal the Bylaws of the Corporation;
            but the powers of such directors in this regard shall at all times be subject to the rights of the stockholders to alter or repeal such Bylaws at any meeting of stockholders;

                  (b) To authorize and cause to be executed or granted
            mortgages, security interests and liens upon the real and personal property of the Corporation;

                  (c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created; and

                  (d) When and as authorized by the affirmative vote of the
            holders of Capital Stock representing a majority of the total combined voting power of all classes of Capital Stock, issued and outstanding and entitled to vote generally, given at a stockholders' meeting duly called upon such notice as is required by law, or when authorized by the written consent of the holders of a majority of the voting power of all classes of Capital Stock issued and outstanding and entitled to vote, or as otherwise required by the Act, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

      9.5 Classified Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2001 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2002 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 2003 annual meeting of stockholders. At each annual meeting of stockholders beginning in 2001, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director


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

elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

      9.6 Removal of Directors. Any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Section 9.6 as one class.

                                   ARTICLE X.

                                     Bylaws

      10.1 Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of the holders of Capital Stock representing a majority of the total combined voting power of all classes of Capital Stock entitled to vote generally in the election of directors, issued and outstanding and entitled to vote thereon.

      IN WITNESS WHEREOF, Old Baldy Corporation has caused its corporate seal to be hereunto affixed and these Amended and Restated Articles of Incorporation to be signed by L. Patton Kline, its President and attested by Nancy Petry, its Secretary, this ____ day of September, 2000.

                                       OLD BALDY CORPORATION


                                       /s/ L. Patton Kline
                                       --------------------------
                                       L. Patton Kline, President

Attest:


/s/ Nancy Petry
----------------------
Nancy Petry, Secretary


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